Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

Offer to Exchange

Each Outstanding Share of Common Stock

(Including the Associated Rights to Purchase Preferred Stock)

of

Depomed, Inc.

for

0.95 Ordinary Shares of Horizon Pharma Public Limited Company,

by

Diosail Merger Corporation,

a wholly-owned subsidiary

of

Horizon Pharma Public Limited Company

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON NOVEMBER 6, 2015, UNLESS THE OFFER IS EXTENDED.

VOLUNTARY CORPORATE ACTIONS COY: HZPP

The Exchange Agent for the Offer is:

By Mail:	By Express Mail or Overnight Courier:

Computershare Trust Company, N.A.

Attn: Corporate Actions Voluntary Offer

P.O. Box 43011

Providence, RI 02940-3011

By Facsimile Transmission:

For eligible institutions only:

(617) 360-6810

To Confirm Facsimile Transmission:

(781) 575-2332

Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street Suite V Canton, MA 02021

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer described below if (i) certificates representing shares of common stock, no par value (collectively, including the associated rights to purchase preferred stock, “Depomed Common Stock”), of Depomed, Inc. (“Depomed”) are not immediately available, (ii) the shareholder cannot deliver such certificates and all other required documents to Computershare Trust Company, N.A. (the “Exchange Agent”) prior to the expiration time or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This notice of guaranteed delivery may be delivered by hand, facsimile transmission or mail to the Exchange Agent. Please see the section of the Offer to Exchange, dated September 8, 2015 (the “Offer to Exchange”), titled “The Offer—Procedure for Tendering.”

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE EXCHANGE AGENT AND MUST DELIVER THE LETTER OF TRANSMITTAL OR AN AGENT’S MESSAGE (AS DEFINED IN THE OFFER TO EXCHANGE) AND CERTIFICATES OR BOOK-ENTRY CONFIRMATION REPRESENTING ALL TENDERED SHARES OF DEPOMED COMMON STOCK TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

VOLUNTARY CORPORATE ACTIONS COY: HZPP

Ladies and Gentlemen:

The undersigned hereby tenders to Diosail Merger Corporation, a California corporation, and a wholly-owned subsidiary of Horizon Pharma Public Limited Company, a public limited company organized under the laws of Ireland, upon the terms and subject to the conditions set forth in the Offer to Exchange and the related letter of transmittal (the “Letter of Transmittal”), receipt of which is hereby acknowledged, the number of shares of Depomed Common Stock set forth below, pursuant to the guaranteed delivery procedure set forth in the section of the Offer to Exchange titled “The Offer—Procedure for Tendering.”

Number of Shares and Certificate No(s). (if available):

Taxpayer Identification or Social Security No(s):

☐ Check here if Shares will be tendered by book-entry transfer.

DTC Account Number:

Dated: , 2015

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip Code)

Area Code and Tel. No.(s):

(Daytime telephone number)

Signature(s) of Holders:

VOLUNTARY CORPORATE ACTIONS COY: HZPP

THE GUARANTEE BELOW MUST BE COMPLETED.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member of the Securities Transfer Agents Medallion Program or an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), guarantees to deliver to the Exchange Agent, the shares of Depomed Common Stock tendered hereby, in proper form for transfer, or a book-entry confirmation, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees and certificates for the shares of Depomed Common Stock, or an Agent’s Message (as defined in the Offer to Exchange) in the case of book-entry delivery, and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates or book-entry confirmation representing all tendered shares of Depomed Common Stock to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)

Name:
(Please type or print)

Title:

Date:

DO NOT SEND SHARE CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

VOLUNTARY CORPORATE ACTIONS COY: HZPP